Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact: Bernard H. Clineburg,
Tysons Corner, Virginia	Chairman, Chief Executive Officer
October 21, 2009	or
Mark A. Wendel,
EVP, Chief Financial Officer
703-584-3400

CARDINAL REPORTS INCREASED THIRD QUARTER EARNINGS
ASSET QUALITY REMAINS STRONG, NET INTEREST MARGIN IMPROVES, LOANS GREW 16%

Cardinal Financial Corporation (NASDAQ: CFNL) (the “Company”) today reported earnings of $2.6 million, or $0.09 per diluted share, for the three month period ended September 30, 2009.   This compares to a net loss of $4.4 million or $0.18 per diluted share for the same period of 2008.  For the nine month period ended September 30, 2009, earnings totaled $6.9 million, or $0.26 per diluted share, versus a net loss of $1.5 million, or $0.06 per diluted share, for the same nine month period of 2008.

Included in the year-to-date 2009 results was an increase in the level of loan loss provisioning that continues to be influenced by a struggling economy. When comparing the current quarter to the same quarter last year, the provision expense increased $405,000.  For the comparable nine month periods, there was an increase of $2.0 million in this expense.  Additionally, year-to-date 2009 results were impacted by changes in ongoing and special FDIC insurance assessments, which increased this expense $280,000 and $1.7 million for the three and nine month periods ended September 30, 2009, reducing earnings by $0.01 and $0.04 per diluted share, respectively, versus the same periods in 2008.

Selected Highlights

•                  Asset quality continues to be excellent.  Nonperforming assets remained low at 0.50% of total assets, and annualized net loan charge offs year-to-date were 0.20% of loans outstanding.

•                  The loans receivable portfolio grew to $1.263 billion, an increase of $177 million, or 16.3%, compared to September 30, 2008.  For the quarter, loans held for investment grew $65 million, an annualized increase of over 20%.  Loans held for sale increased 12.8% from the prior year to $152 million at September 30, 2009.

•                  Total deposits grew to $1.275 billion, an increase of 17.5% compared to September 30, 2008 and 8.1% since the beginning of this year.

•                  Total assets at period-end were $1.893 billion versus $1.638 billion one year earlier, an increase of 15.6%.  The increase in total assets was primarily funded by the Company’s deposit growth and a successful capital raise of $31.6 million, which will allow the Company to continue penetrating its existing footprint and take full advantage of bank consolidation opportunities.

•                  Total risk-based capital to risk based assets was 14.31%, which substantially exceeds the 10.0% ratio that banking regulators consider to be the well-capitalized threshold.  Tangible common equity capital (TCE) as a percentage of total assets was 9.78%.

Income Statement Review

Third quarter net income was $2.6 million, or $0.09 per diluted share. Compared to the year ago quarter, net interest income increased to $13.1 million from $11.3 million.  During the current quarter, the net interest margin improved to 2.97% versus 2.84% and 2.61% for the second and first quarters of 2009, respectively.  The increases in net interest income and margin are primarily a result of the Bank’s success in growing its balance sheet while maintaining asset yields and lowering deposit rates.

Noninterest income increased $1.3 million, or 30%, for the three month period ended September 30, 2009 compared to the same period of 2008. For the nine months ended September 30, 2009, noninterest income increased $4.3 million, or 32%, over 2008 results.  The increase was primarily attributable to gains on mortgage banking activities from increases in loan originations and closings.  For the third quarter of 2009, the profit from our mortgage banking operations increased to $779,000 versus an operating loss of $325,000 in the same period last year.  Year-to-date through September 30th, profit from our mortgage banking operations increased to $3.5 million versus operating earnings of $159,000 last year.  Included in year to date results are increased fees of $677,000 from “managed” mortgage banking companies and increased revenues of $984,000 from our title company.

Noninterest expense before nonrecurring items for the three and nine month periods increased to $13.0 million from $12.0 million and to $38.7 million from $35.7 million, for the three and nine month periods ended September 30, 2009 and 2008, respectively.  As mentioned, the increase in FDIC premiums accounts for a large portion of this increase.  The remaining increase is primarily attributed to mortgage banking activity.

Review of Balance Sheet and Credit Quality

At September 30, 2009, total assets of the Company were $1.893 billion, an increase of 15.6% from total assets of $1.638 billion at September 30, 2008. Portfolio loans receivable grew 16.3% to $1.263 billion at September 30, 2009, from $1.087 billion at September 30, 2008.  The increase in the Bank’s loan portfolio was primarily comprised of increases in small business, commercial, commercial real estate and home equity lending as we continued to maintain a balanced loan portfolio.

The Bank’s asset growth was primarily funded by a 17.5% increase in deposits, which totaled $1.276 billion at September 30, 2009 versus $1.086 billion a year earlier.  Demand deposit account balances increased by 4.6% year over year reflecting the Bank’s continued focus on generating lower funding costs.

Although the quality of the Bank’s loan portfolio has remained excellent, the total allowance for loan losses was increased to 1.38% of loans outstanding due to the current credit market, economic uncertainties and a slight increase in the Company’s nonperforming assets, which increased to 0.50% of total assets at September 30, 2009 compared to 0.41% at June 30, 2009 and 0.29% at December 31, 2008.  The third quarter 2009 increase in nonperforming loans totaled $1.9 million and consisted of one commercial loan which is secured by real estate and four residential mortgage loans.  Net loan charge-offs totaled $727,000 for the third quarter of 2009, compared to $778,000 for the same period of 2008.  On a year-to-date basis, net loan charge-offs totaled $1.8 million, or 0.20% of loans outstanding on an annualized basis, compared to $1.1 million or 0.14% for the nine months ended September 30, 2008.  Early stage loan delinquencies at 30-89 days past due were $15,000 at September 30, 2009 versus $541,000 at September 30, 2008.

MANAGEMENT COMMENTS

Bernard H. Clineburg, Chairman and Chief Executive Officer of the Company, said:

“I continue to be pleased with our Company’s performance this year, considering the ongoing challenges with both the U.S. and regional economies.  The quality of our loan portfolio remains strong, differentiating Cardinal from many of its competitors in this environment. We also have been successful in our campaign to aggressively lend to qualified borrowers.  Our loan portfolio grew over $60 million this quarter, again achieving annualized growth well into the double digits. Although management has closely monitored deposit pricing, we have been able to primarily fund this asset growth with new deposit relationships.   As a result of growth in both our loan and deposit balances, we have experienced a significant increase in our net interest margin since the beginning of the year.

“Noninterest income has also increased significantly since last year, mainly as a result of improved activity at our mortgage banking subsidiary, George Mason.  Residential loan closings have almost doubled last year’s volume and have surpassed $2.0 billion year to date.

“Our recent capital raise put us in a position to substantially raise our legal lending limit and to extend our activities and relationships with larger businesses in the Washington DC metropolitan area.  We also anticipate that announced bank mergers will result in further consolidation in our market.  There are over 400 branches in the marketplace that will be impacted by the mergers, and some may close.  We stand ready to capitalize on the dislocation of customers that normally occurs from this activity.

“While no financial institution is completely immune to downturns in the economy, we are proud that we maintain superb asset quality and significantly exceed regulatory requirements for a well capitalized bank.  As always, the board and management remain committed to operating a safe and sound financial institution and building upon our quality growth, and we believe we are well positioned to maximize the value of the Cardinal franchise.”

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements contain information related to matters such as the Company’s intent, belief or expectation with regard to such matters as financial and operational performance, credit quality and branch expansion. Such statements are necessarily based on management’s assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond the control of the Company. Such risks and uncertainties could cause actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and other reports filed with and furnished to the Securities and Exchange Commission.

About Cardinal Financial Corporation: Cardinal Financial Corporation, a financial holding company headquartered in Tysons Corner, Virginia with assets of $1.9 billion at September 30, 2009, serves the Washington Metropolitan region through its wholly-owned subsidiary, Cardinal Bank, with 25 conveniently located banking offices. Cardinal also operates several other subsidiaries: George Mason Mortgage, LLC, and Cardinal First Mortgage, LLC, residential mortgage lending companies based in Fairfax, with six offices throughout the Washington Metropolitan region; Cardinal Trust and Investment Services, a trust division; Cardinal Wealth Services, Inc., a full-service brokerage company; and Wilson/Bennett Capital Management, Inc., an asset management company. The Company’s stock is traded on NASDAQ (CFNL). For additional information please visit our Web site at www.cardinalbank.com or call (703) 584-3400.

Cardinal Financial Corporation and Subsidiaries

Summary Statements of Condition

September 30, 2009,  December 31, 2008 and September 30, 2008

(Dollars in thousands)

	(Unaudited)		(Unaudited)	% Change
	September 30, 2009	December 31, 2008	September 30, 2008	Current Year	Year Over Year
Cash and due from banks	$12,251	$14,919	$22,124	-17.9%	-44.6%
Federal funds sold	7,727	31,009	21,785	-75.1%	-64.5%

Investment securities available-for-sale	334,670	265,356	231,044	26.1%	44.9%
Investment securities held-to-maturity	37,526	50,183	52,229	-25.2%	-28.2%
Total investment securities	372,196	315,539	283,273	18.0%	31.4%

Other investments	16,467	16,370	16,822	0.6%	-2.1%
Loans held for sale	151,806	157,009	134,553	-3.3%	12.8%

Loans receivable, net of fees	1,263,291	1,139,348	1,086,531	10.9%	16.3%
Allowance for loan losses	(17,473)	(14,518)	(13,257)	20.4%	31.8%
Loans receivable, net	1,245,818	1,124,830	1,073,274	10.8%	16.1%

Premises and equipment, net	15,578	16,463	16,995	-5.4%	-8.3%
Goodwill and intangibles, net	13,995	14,173	14,232	-1.3%	-1.7%
Bank-owned life insurance	33,576	33,176	33,056	1.2%	1.6%
Other assets	23,989	20,269	22,078	18.4%	8.7%

TOTAL ASSETS	$1,893,403	$1,743,757	$1,638,192	8.6%	15.6%

Non-interest bearing deposits	$154,276	$147,529	$147,499	4.6%	4.6%
Interest bearing deposits	1,121,600	1,032,315	938,065	8.6%	19.6%
Total deposits	1,275,876	1,179,844	1,085,564	8.1%	17.5%

Other borrowed funds	378,645	367,198	374,007	3.1%	1.2%
Mortgage funding checks	13,167	19,178	7,293	-31.3%	80.5%
Escrow liabilities	2,329	1,832	1,250	27.1%	86.3%
Other liabilities	20,036	17,699	15,538	13.2%	28.9%

Shareholders’ equity	203,350	158,006	154,540	28.7%	31.6%

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$1,893,403	$1,743,757	$1,638,192	8.6%	15.6%

Cardinal Financial Corporation and Subsidiaries

Summary Income Statements

Three and Nine Months Ended September 30, 2009 and 2008

(Dollars in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended			For the Nine Months Ended
	September 30,			September 30,
	2009	2008	% Change	2009	2008	% Change
Net interest income	$13,092	$11,280	16.1%	$35,674	$32,660	9.2%
Provision for loan losses	(2,050)	(1,645)	24.6%	(4,750)	(2,734)	73.7%
Net interest income after provision for loan losses	11,042	9,635	14.6%	30,924	29,926	3.3%

Service charges on deposit accounts	514	522	-1.5%	1,482	1,584	-6.4%
Loan fees	503	365	37.8%	2,161	1,029	110.0%
Investment fee income	975	893	9.2%	2,665	2,715	-1.8%
Realized and unrealized gains on mortgage banking activities	2,833	1,985	42.7%	9,579	5,878	63.0%
Management fee income	553	204	171.1%	1,267	590	114.7%
Other non-interest income	326	426	-23.5%	558	1,586	-64.8%
Total non-interest income	5,704	4,395	29.8%	17,712	13,382	32.4%

Net interest income and non-interest income	16,746	14,030	19.4%	48,636	43,308	12.3%

Salaries and benefits	5,897	5,754	2.5%	17,546	17,250	1.7%
Occupancy	1,321	1,429	-7.6%	4,055	4,205	-3.6%
Depreciation	464	583	-20.4%	1,515	1,821	-16.8%
Data processing	469	402	16.7%	1,438	1,257	14.4%
Telecommunications	328	256	28.1%	939	742	26.5%
Impairment of Fannie Mae perpetual preferred stock	—	4,408	-100.0%	—	4,408	-100.0%
Impairment of goodwill	—	2,821	-100.0%	—	2,821	-100.0%
Settlement with mortgage correspondent	—	—	0.0%	—	1,800	-100.0%
Other operating expense	4,499	3,603	24.9%	13,228	10,414	27.0%
Total non-interest expense	12,978	19,256	-32.6%	38,721	44,718	-13.4%
Income (loss) before income taxes	3,768	(5,226)	-172.1%	9,915	(1,410)	-803.2%
Provision (benefit) for income taxes	1,164	(816)	-242.6%	3,000	84	3471.4%
NET INCOME (LOSS)	$2,604	$(4,410)	-159.0%	$6,915	$(1,494)	-562.9%

Earnings per common share - basic	$0.09	$(0.18)	-149.5%	$0.26	$(0.06)	-525.1%

Earnings per common share - diluted	$0.09	$(0.18)	-148.7%	$0.26	$(0.06)	-517.4%

Weighted-average common shares outstanding - basic	28,999,230	24,327,751	19.2%	26,559,683	24,393,167	8.9%

Weighted-average common shares outstanding - diluted	29,524,878	24,327,751	21.4%	27,047,915	24,393,167	10.9%

Reconciliation of Non-GAAP measures:

GAAP net income reported above	$2,604	$(4,410)		$6,915	$(1,494)
After tax impact on:
- FDIC special assessment	—	—		557	—
- impairment of Fannie Mae perpetual preferred stock	—	3,992		—	3,992
- impairment of goodwill	—	1,846		—	1,846
- settlement with mortgage correspondent	—	—		—	1,179

Operating earnings, excluding nonrecurring expenses reported above:	$2,604	$1,428	82.4%	$7,472	$5,523	35.3%

GAAP earnings per share - diluted reported above	$0.09	$(0.18)		$0.26	$(0.06)
After tax impact on:
- FDIC special assessment	—	—		0.02	—
- impairment of Fannie Mae perpetual preferred stock	—	0.16		—	0.16
- impairment of goodwill	—	0.08		—	0.07
- settlement with mortgage correspondent	—	—		—	0.05

Operating earnings per common share - diluted (excluding nonrecurring expenses reported above)	$0.09	$0.06	50.3%	$0.28	$0.22	25.0%

GAAP non-interest expense reported above	$12,978	$19,256		$38,721	$44,718
Less nonrecurring expenses:
- FDIC special assessment	—	—		844	—
- impairment of Fannie Mae perpetual preferred stock	—	(4,408)		—	(4,408)
- impairment of goodwill	—	(2,821)		—	(2,821)
- settlement with mortgage correspondent	—	—		—	(1,800)

Non-interest expense, excluding nonrecurring expenses reported above	$12,978	$12,027	7.9%	$39,565	$35,689	10.9%

Cardinal Financial Corporation and Subsidiaries

Selected Financial Information

(Dollars in thousands, except per share data and ratios)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Income Statements:
Interest income	$21,923	$21,951	$63,571	$67,283
Interest expense	8,831	10,671	27,897	34,623
Net interest income	13,092	11,280	35,674	32,660
Provision for loan losses	2,050	1,645	4,750	2,734
Net interest income after provision for loan losses	11,042	9,635	30,924	29,926
Non-interest income	5,704	4,395	17,712	13,382
Non-interest expense	12,978	19,256	38,721	44,718
Net income before income taxes	3,768	(5,226)	9,915	(1,410)
Provision for income taxes	1,164	(816)	3,000	84
Net income	$2,604	$(4,410)	$6,915	$(1,494)

	September 30, 2009	September 30, 2008
Balance Sheet Data:
Total assets	$1,893,403	$1,638,192
Loans receivable, net of fees	1,263,291	1,086,531
Allowance for loan losses	(17,473)	(13,257)
Loans held for sale	151,806	134,553
Total investment securities	372,196	283,273
Total deposits	1,275,876	1,085,564
Other borrowed funds	378,645	374,007
Total shareholders’ equity	203,350	154,540

Common shares outstanding	28,690	24,103

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2009	2008	2009	2008
Selected Average Balances:
Total assets	$1,851,895	$1,620,893	$1,783,380	$1,636,453
Loans receivable, net of fees	1,212,910	1,075,609	1,183,271	1,057,239
Allowance for loan losses	(16,692)	(12,763)	(15,725)	(12,192)
Loans held for sale	131,417	118,009	168,428	132,921
Total investment securities	326,182	313,180	283,652	325,851
Interest earning assets	1,778,013	1,541,592	1,708,611	1,554,172
Total deposits	1,271,837	1,083,469	1,220,137	1,107,002
Other borrowed funds	362,391	359,976	363,422	349,178
Total shareholders’ equity	200,387	159,971	180,041	161,567
Weighted Average:
Common shares outstanding - basic	28,999	24,328	26,560	24,393
Common shares outstanding - diluted	29,525	24,328	27,048	24,393

Per Common Share Data:
Basic net income	$0.09	$(0.18)	$0.26	$(0.06)
Fully diluted net income	0.09	(0.18)	0.26	(0.06)
Book value	7.09	6.41	7.09	6.41
Tangible book value (1)	6.41	5.92	6.41	5.92

Performance Ratios:
Return on average assets	0.56%	-1.09%	0.52%	-0.12%
Return on average equity	5.20%	-11.03%	5.12%	-1.23%
Net interest margin (2)	2.97%	2.96%	2.81%	2.84%
Efficiency ratio (3)	69.05%	76.73%	72.53%	77.51%
Non-interest income to average assets	1.23%	1.08%	1.32%	1.09%
Non-interest expense to average assets	2.80%	4.75%	2.89%	3.64%

Asset Quality Data:
Annualized net charge-offs to average loans receivable, net of fees			0.20%	0.14%
Total nonaccrual loans			$9,454	$—
Real estate owned			$185	$—
Nonperforming loans to loans receivable, net of fees			0.75%	0.05%
Nonperforming loans to total assets			0.50%	0.04%
Total loans receivable past due 30 days or more			$15	$541
Total loans receivable past due 90 days or more			$25	$584
Allowance for loan losses to loans receivable, net of fees			1.38%	1.22%
Allowance for loan losses to nonperforming loans			165.89%	2087.67%

Capital Ratios:
Tier 1 risk-based capital			13.16%	11.93%
Total risk-based capital			14.31%	12.91%
Leverage capital ratio			11.09%	10.22%

(1) Tangible book value is calculated as total shareholders’ equity, adjusted for changes in other comprehensive income, less goodwill and other intangible assets, divided by common shares outstanding.

(2) Net interest margin is calculated as net interest income divided by total average earning assets and reported on a tax equivalent basis at a rate of 34%.

(3) Efficiency ratio is calculated as total non-interest expense (less nonrecurring expense) divided by the total of net interest income and non-interest income.

Cardinal Financial Corporation and Subsidiaries

Average Statements of Condition and Yields on Earning Assets and Interest-Bearing Liabilities

Three and Nine Months Ended September 30, 2009 and 2008

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended				For the Nine Months Ended
	September 30, 2009		September 30, 2008		September 30, 2009		September 30, 2008
	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield
Interest-earning assets:
Loans receivable, net of fees (1)
Commercial and industrial	$148,446	4.80%	$119,891	6.15%	$158,966	4.80%	$127,572	6.35%
Real estate - commercial	567,150	6.27%	454,513	6.55%	531,923	6.26%	432,948	6.56%
Real estate - construction	178,585	5.04%	189,041	5.72%	177,728	4.57%	190,428	6.11%
Real estate - residential	201,500	5.15%	213,360	5.60%	202,133	5.34%	213,018	5.61%
Home equity lines	114,414	3.58%	96,196	4.66%	109,935	3.65%	90,593	4.92%
Consumer	2,815	5.78%	2,608	6.08%	2,586	6.05%	2,680	6.48%
Total loans	1,212,910	5.47%	1,075,609	6.01%	1,183,271	5.41%	1,057,239	6.12%

Loans held for sale	131,417	4.96%	118,009	5.79%	168,428	4.47%	132,921	5.81%
Investment securities - available-for-sale (1)	286,835	4.72%	258,807	5.29%	239,301	4.96%	264,376	5.25%
Investment securities - held-to-maturity	39,347	3.60%	54,373	4.30%	44,351	3.78%	61,475	4.25%
Other investments	15,728	0.84%	15,726	2.91%	15,697	0.11%	15,138	4.82%
Federal funds sold (1)	91,776	0.25%	19,068	2.45%	57,563	0.24%	23,023	2.52%
Total interest-earning assets	1,778,013	4.96%	1,541,592	5.73%	1,708,611	4.99%	1,554,172	5.81%

Non-interest earning assets:
Cash and due from banks	1,213		7,241		1,026		7,526
Premises and equipment, net	15,723		17,276		15,977		17,765
Goodwill and intangibles, net	14,025		17,060		14,090		17,140
Accrued interest and other assets	59,613		50,487		59,401		52,042
Allowance for loan losses	(16,692)		(12,763)		(15,725)		(12,192)

TOTAL ASSETS	$1,851,895		$1,620,893		$1,783,380		$1,636,453

Interest-bearing liabilities:
Interest-bearing deposits	$1,121,501	2.02%	$946,894	3.04%	$1,075,904	2.30%	$979,057	3.34%
Other borrowed funds	362,391	3.42%	359,976	3.78%	363,422	3.45%	349,178	3.89%
Total interest-bearing liabilities	1,483,892	2.36%	1,306,870	3.24%	1,439,326	2.59%	1,328,235	3.48%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	150,336		136,575		144,233		127,945
Other liabilities	17,280		17,477		19,780		18,706

Shareholders’ equity	200,387		159,971		180,041		161,567

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$1,851,895		$1,620,893		$1,783,380		$1,636,453

NET INTEREST MARGIN (1)		2.97%		2.96%		2.81%		2.84%

(1) The average yields for loans receivable, investment securities available-for-sale and fed funds sold (which includes investments in money market preferred stock) are reported on a fully taxable-equivalent basis at a rate of 34%.

Cardinal Financial Corporation and Subsidiaries

Segment Reporting at and for the Three and Nine Months Ended September 30, 2009 and 2008

(Dollars in thousands)

(Unaudited)

At and for the Three Months Ended September 30, 2009:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$12,649	$655	$—	$(212)	$—	$13,092
Provision for loan losses	2,050	—	—	—	—	2,050
Non-interest income	917	3,724	980	103	(20)	5,704
Non-interest expense	8,334	3,192	785	687	(20)	12,978
Provision for income taxes	961	408	66	(271)	—	1,164
Net income (loss)	$2,221	$779	$129	$(525)	$—	$2,604

Average Assets	$1,851,296	$137,303	$3,430	$223,422	$(363,556)	$1,851,895

At and for the Three Months Ended September 30, 2008:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$10,720	$837	$—	$(277)	$—	$11,280
Provision for loan losses	865	780	—	—	—	1,645
Non-interest income	1,142	2,352	893	8	—	4,395
Non-interest expense	12,096	5,728	859	573	—	19,256
Provision for income taxes	605	(1,148)	13	(286)	—	(816)
Net income (loss)	$(1,704)	$(2,171)	$21	$(556)	$—	$(4,410)
Reconciliation of Non-GAAP measures:
After tax impact on:
- Impairment of goodwill	—	1,846	—	—	—	1,846
- Impairment of Fannie Mae perpetual preferred stock	3,992	—	—	—	—	3,992
Operating earnings, excluding nonrecurring expenses reported above	$2,288	$(325)	$21	$(556)	$—	$1,428

Average Assets	$1,612,406	$124,567	$3,589	$172,889	$(292,558)	$1,620,893

At and for the Nine Months Ended September 30, 2009:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$34,191	$2,165	$—	$(682)	$—	$35,674
Provision for loan losses	4,656	94	—	—	—	4,750
Non-interest income	3,077	12,419	2,686	(406)	(64)	17,712
Non-interest expense	25,504	9,154	2,376	1,751	(64)	38,721
Provision for income taxes	2,025	1,835	105	(965)	—	3,000
Net income (loss)	$5,083	$3,501	$205	$(1,874)	$—	$6,915
Reconciliation of Non-GAAP measures:
After tax impact on:
- FDIC special assessment	557	—	—	—	—	557
Operating earnings, excluding nonrecurring expenses reported above	$5,640	$3,501	$205	$(1,874)	$—	$7,472

Average Assets	$1,777,923	$170,349	$3,447	$201,099	$(369,438)	$1,783,380

At and for the Nine Months Ended September 30, 2008:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$31,110	$2,470	$—	$(920)	$—	$32,660
Provision for loan losses	1,790	944	—	—	—	2,734
Non-interest income	3,565	7,075	2,715	27	—	13,382
Non-interest expense	27,165	12,979	2,575	1,999	—	44,718
Provision for income taxes	2,528	(1,512)	51	(983)	—	84
Net income (loss)	$3,192	$(2,866)	$89	$(1,909)	$—	$(1,494)
Reconciliation of Non-GAAP measures:
After tax impact on:
- Impairment of goodwill	—	1,846	—	—	—	1,846
- Impairment of Fannie Mae perpetual preferred stock	3,992	—	—	—	—	3,992
- Settlement with mortgage correspondent	—	1,179	—	—	—	1,179
Operating earnings, excluding nonrecurring expenses
reported above	$7,184	$159	$89	$(1,909)	$—	$5,523

Average Assets	$1,628,002	$138,243	$3,647	$176,287	$(309,726)	$1,636,453